AMENDMENT TO AMENDED AND RESTATED MANUFACTURING AND
SUPPLY AGREEMENT

This Amendment to the Amended and Restated Manufacturing and Supply Agreement (the “Amendment”) is entered into as of the 2nd day of February, 2012 and is deemed to have come into effect on 1 January 2012 (the “Effective Date”), by and among Novartis Vaccines and Diagnostics, Inc., with its principal place of business located at 350 Massachusetts Avenue, Cambridge, MA 02139 USA (hereinafter “Novartis”), and BioMimetic Therapeutics, Inc a Delaware corporation, with its principal place of business located at 389 Nichol Mill Lane, Franklin, Tennessee 37067 (hereinafter “BMTI”).

BACKGROUND

WHEREAS, BMTI and Chiron Corporation (“Chiron”) previously entered into an exclusive Manufacturing and Supply Agreement effective July 28, 2004 (“Original Agreement”)

WHEREAS, on 20 April 2006 Novartis acquired Chiron and thereby assumed Chiron's rights and responsibilities under the Original Agreement. Under the Original Agreement Novartis had manufactured and supplied BMTI with Product consisting of purified bulk recombinant human platelet growth factor as described in Novartis' FDA — approved Biological License Application therefor, for use in the Exclusive Fields (as defined in the Agreement).

WHEREAS, the parties amended and restated the Original Agreement and entered into the Amended and Restated Manufacturing and Supply Agreement effective December 1, 2009 to better define the parties' rights and obligations regarding the Product, (the “Agreement”);

WHEREAS, the parties have agreed that Novartis will transfer the manufacturing and testing activities for Products currently performed at Bayer's facility in Emeryville, California (a subcontractor of Novartis) to the Facility (as defined in the Agreement) (the “Drug Substance Transfer”).

WHEREAS, subject to the terms and conditions set forth herein, the parties hereto mutually desire to amend, modify and restate certain terms and conditions of the Agreement, as provided below.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Definitions.

Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings set forth in the Agreement.

2.	Amendments

The Parties agree that, as of the Effective Date, the Agreement is amended as set forth in this Section 2.

**	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

2.1.	A new section 2.3.3 of the Agreement shall be inserted as follows:

“Each party shall bear its own costs associated with qualifying and licensing the Drug Substance Transfer changes covered by Novartis Change Control Numbers 25413, 32986, 306321, 312336, and 287336 for use in the Exclusive Field.”

2.2.	Section 3.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“3.2 Minimum Shelf Life. Subject to the specific exceptions at paragraph 1 of Annex 2, at the time of delivery to BMTI’s designated carrier, the Product shall have a remaining shelf life of not less than ** months.”

2.3.	A new section 11.2(A) of the Agreement shall be inserted as follows:

“For the purposes of calculating Novartis’ minimum supply obligations pursuant to Section 11.2(a) of this Agreement, BMTI shall be deemed to have purchased ** grams of the Product on 31 December 2011.”

2.4.	Annex 2 of the Agreement shall be deleted in its entirety and replaced with the wording at Schedule 1 to this Amendment.

3.	Integration. The parties agree that except as otherwise expressly amended herein, all terms and conditions of the Agreement as amended remain and shall remain in full force and effect. This Amendment shall hereafter be incorporated and be deemed part of the Agreement and any future reference to the Agreement shall include the terms and conditions of this Amendment.

4.	Applicable Law & Jurisdiction. This Amendment shall be governed by, and construed in accordance with the laws which govern the Agreement, and the parties submit to the jurisdiction and dispute resolution provisions as set forth in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, as of the date first written above.

NOVARTIS VACCINES AND	BIOMIMETIC THERAPEUTICS, INC.
DIAGNOSTICS INC.

/s/ Amol Chaubal	/s/ Earl Douglas
By: Amol Chaubal	By: Earl Douglas
CFO US Operations	General Counsel

Date:_____2/2/2012_________________	Date:_____2/21/12___________________

**	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1
ANNEX 2
COMPENSATION

1.	Product Prices

A.	2011 Prices. Annual Product Prices will vary depending on the quantity ordered during the relevant year, as shown below. Prices for 2011 were as follows and will be adjusted in accordance with this Annex 2 for each subsequent year during the term of the Agreement:

Quantity Ordered in 2011	Price/Gram
**-** grams	$**
**-** grams	$**
Quantities above ** grams	$**

These prices shall be adjusted annually in accordance with paragraph 8 below.

Notwithstanding Section 3.2 of the Agreement, BMTI agrees to accept delivery of Product with a remaining shelf life of less than ** months, as follows:

Year	Volume	Shelf Life
2012	** gm	Shelf Life of Product to expire on **
2013	** gm	Shelf Life of Product to expire on **

For the avoidance of doubt, the supply of Products with a remaining shelf life of less than ** months shall count towards BMTI's Minimum Purchase Requirements set out at paragraph 3 of this Annex 2.

B.	Adjustment for Dosage Changes

If BMTI's dosage for Product in all of its commercial product package configurations is less than or equal to ** mg/package, the sales price will be $** /gram.

C.	Items included in the Product Price. Product Price will include:

•	All raw materials
•	The cost of operating the Facilities
•	Performance of all in-process and release assays on each Product lot
•	Disposal of waste streams
•	Lot documentation Deliverables (QA disposition memorandum, COA and COC for Product lot)
•	Ongoing stability testing

**	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

•	Resolution of manufacturing deviations
•	Environmental monitoring
•	Staff cGMP training, routine compliance audits and routine revalidation of process and Facility equipment and systems, per SOPs
•	Project coordination and progress reports

(Any analytical tests requested by BMTI and performed by Novartis, other than Novartis' standard COA release testing shall be charged at the Additional Services Rate.)

2.	Third Party Royalties

BMTI shall pay Novartis for third-party royalties in accordance with its License Agreements, as provided in Section 5.3 of the Agreement, including the following:

Licensing	Royalty
Genentech Itakura/Riggs	1.0%
Genentech/WRF	1.0%
UC’s Kurjan	0.5%

3.	Minimum Purchase Requirements

A.	BMTI shall purchase at least the following quantities of Product Purchase Requirements”) during the Term of this Agreement:

Year	Minimum Purchase (grams)
2011	**
2012	**
2013	**
2014 and thereafter	**

4.	Travel

BMTI shall pay Novartis for any travel authorized by BMTI, at cost plus 15%.

5.	Additional Services

Subject to paragraph 8 below, BMTI shall pay Novartis for any additional services approved in writing by BMTI at the rate of $**/person-hour, for services performed by Novartis, and at cost plus **%, for services performed by independent contractors (jointly, the “Additional Services Rate”).

6.	Payment Terms

Payments shall be due within ** days of BMTI's receipt of the applicable invoice.

**	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

7.	Early Termination Fee

If BMTI terminates the Agreement pursuant to Section 10/2/3(a) thereof, BMTI shall pay Novartis a non-refundable, non-creditable termination fee equal to **, within ** days of such termination.

8.	Price Adjustment

Novartis may revise the prices of the Products and the Additional Services Rate annually by any amount of increase in the United States Producer Price Index 2834 (Pharmaceutical Preparations) during the preceding year.

**	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.